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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


                              CENDANT CORPORATION
                            SIGNIFICANT SUBSIDIARIES




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
               SUBSIDIARY                   STATE OF INCORPORATION
----------------------------------------   -----------------------
Benefit Consultants, Inc.                             DE
Cendant Capital I                                     DE
Cendant Finance Holding Corporation                   DE
Cendant Membership Services, Inc.                     DE
Cendant Mobility Services Corp.                       DE
Cendant Mortgage Corporation                          NJ
Cendant Operations, Inc.                              DE
Coldwell Banker Corporation                           DE
FISI* Madison Financial Corporation                   TN
HFS Dublin Unlimited                            United Kingdom
National Parking Corporation Limited            United Kingdom
PHH Corporation                                       MD
PHH Holdings Corporation                              MD
RCI General Holdco 1, Inc.                            DE
RCI General Holdco 2, Inc.                            DE
RCI Holdings One, Inc.                                DE
Resort Condominiums International, LLC                DE
TM Acquisition Group                                  DE
Wizard Co. Inc.                                       DE
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